Exhibit 99.1

Paramount Announces Fourth Quarter 2023 Results

NEW YORK – February 14, 2024 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2023 today and reported results for the fourth quarter ended December 31, 2023.

Fourth Quarter Highlights:

Results of Operations:

•
Reported net loss attributable to common stockholders of $205.6 million, or $0.95 per diluted share, for the quarter ended December 31, 2023, compared to $37.9 million, or $0.17 per diluted share, for the quarter ended December 31, 2022. Net loss attributable to common stockholders for the quarter ended December 31, 2023 includes (i) $185.0 million, or $0.85 per diluted share, for our share of non-cash real estate impairment losses on unconsolidated joint ventures and (ii) $7.3 million, or $0.03 per diluted share, for our share of realized and unrealized losses on consolidated real estate related fund investments. Net loss attributable to common stockholders for the quarter ended December 31, 2022 includes $29.6 million, or $0.14 per diluted share, for our share of a real estate impairment loss on an unconsolidated joint venture.
•
Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $46.1 million, or $0.21 per diluted share, for the quarter ended December 31, 2023, compared to $54.4 million, or $0.25 per diluted share, for the quarter ended December 31, 2022.
•
Reported an 8.0% decrease in Same Store Cash Net Operating Income (“NOI”) and a 7.2% decrease in Same Store NOI in the quarter ended December 31, 2023, compared to the same period in the prior year.
•
Leased 173,770 square feet, of which the Company’s share was 142,391 square feet that was leased at a weighted average initial rent of $80.17 per square foot. Of the 173,770 square feet leased, 112,898 square feet represented the Company’s share of second generation space(1), for which mark-to-markets were negative 2.5% on a GAAP basis and negative 7.5% on a cash basis.
•
Declared a fourth quarter cash dividend of $0.035 per common share on December 15, 2023, which was paid on January 12, 2024.

Transactions Subsequent to Fourth Quarter:

•
On February 1, 2024, the Company, together with its joint venture partner, modified and extended the existing mortgage loan at One Market Plaza, a 1.6 million square-foot two-building trophy asset in San Francisco, California. The existing $975.0 million loan, which bore interest at a fixed rate of 4.03%, was scheduled to mature on February 6, 2024. In connection with the modification, the loan balance was reduced to $850.0 million, following a $125.0 million paydown by the joint venture, of which the Company’s 49.0% share was $61.25 million. The modified loan bears interest at a fixed rate of 4.08%, matures in February 2027 and has an option to extend for an additional year, subject to certain conditions.

__________________

(1) Second generation space represents space leased in the current period (i) prior to its originally scheduled expiration, or (ii) that has been vacant for less than twelve months.

Financial Results

Quarter Ended December 31, 2023

Net loss attributable to common stockholders was $205.6 million, or $0.95 per diluted share, for the quarter ended December 31, 2023, compared to $37.9 million, or $0.17 per diluted share, for the quarter ended December 31, 2022. Net loss attributable to common stockholders for the quarter ended December 31, 2023 includes (i) $185.0 million, or $0.85 per diluted share, for our share of non-cash real estate impairment losses on unconsolidated joint ventures and (ii) $7.3 million, or $0.03 per diluted share, for our share of realized and unrealized losses on consolidated real estate related fund investments. Net loss attributable to common stockholders for the quarter ended December 31, 2022 includes $29.6 million, or $0.14 per diluted share, for our share of a real estate impairment loss on an unconsolidated joint venture.

Funds from Operations (“FFO”) attributable to common stockholders was $40.5 million, or $0.19 per diluted share, for the quarter ended December 31, 2023, compared to $48.5 million, or $0.22 per diluted share, for the quarter ended December 31, 2022. FFO attributable to common stockholders for the quarters ended December 31, 2023 and 2022 includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the quarters ended December 31, 2023 and 2022 by $5.6 million, and $5.9 million, respectively, or $0.02 and $0.03 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $46.1 million, or $0.21 per diluted share, for the quarter ended December 31, 2023, compared to $54.4 million, or $0.25 per diluted share, for the quarter ended December 31, 2022.

Year Ended December 31, 2023

Net loss attributable to common stockholders was $259.7 million, or $1.20 per diluted share, for the year ended December 31, 2023, compared to $36.4 million, or $0.16 per diluted share, for the year ended December 31, 2022. Net loss attributable to common stockholders for the year ended December 31, 2023 includes (i) $208.1 million, or $0.96 per diluted share, for our share of non-cash real estate impairment losses on unconsolidated joint ventures, (ii) non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease at 1301 Avenue of the Americas and the surrendered JPMorgan Chase space at One Front Street and (iii) $13.0 million, or $0.06 per diluted share, for our share of realized and unrealized losses on consolidated real estate related fund investments. Net loss attributable to common stockholders for the year ended December 31, 2022 includes $29.6 million, or $0.14 per diluted share, for our share of a real estate impairment loss on an unconsolidated joint venture.

FFO attributable to common stockholders was $178.0 million, or $0.82 per diluted share, for the year ended December 31, 2023, compared to $210.1 million, or $0.95 per diluted share, for the year ended December 31, 2022. FFO attributable to common stockholders for the year ended December 31, 2023 includes non-cash straight-line rent receivable write-offs aggregating $13.0 million, or $0.06 per diluted share, related to the terminated SVB Securities lease and the surrendered JPMorgan Chase space. FFO attributable to common stockholders for the years ended December 31, 2023 and 2022 also includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, decreased FFO attributable to common stockholders for the years ended December 31, 2023 and 2022 by $10.8 million and $6.7 million, respectively, or $0.05 and $0.03 per diluted share, respectively.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $188.8 million, or $0.87 per diluted share, for the year ended December 31, 2023, compared to $216.8 million, or $0.98 per diluted share, for the year ended December 31, 2022.

Portfolio Operations

Quarter Ended December 31, 2023

Same Store Cash NOI decreased by $7.8 million, or 8.0%, to $89.0 million for the quarter ended December 31, 2023 from $96.8 million for the quarter ended December 31, 2022. Same Store NOI decreased by $7.3 million, or 7.2%, to $94.1 million for the quarter ended December 31, 2023 from $101.4 million for the quarter ended December 31, 2022.

During the quarter ended December 31, 2023, the Company leased 173,770 square feet, of which the Company’s share was 142,391 square feet that was leased at a weighted average initial rent of $80.17 per square foot. This leasing activity, offset by lease expirations in the quarter, decreased leased occupancy and same store leased occupancy (properties owned by the Company in a similar manner during both reporting periods) by 40 basis points to 87.7% at December 31, 2023 from 88.1% at September 30, 2023.

Of the 173,770 square feet leased in the fourth quarter, 112,898 square feet represented the Company’s share of second generation space for which mark-to-markets were negative 2.5% on a GAAP basis and negative 7.5% on a cash basis. The weighted average lease term for leases signed during the fourth quarter was 10.2 years and weighted average tenant improvements and leasing commissions on these leases were $12.38 per square foot per annum, or 15.4% of initial rent.

Year Ended December 31, 2023

Same Store Cash NOI decreased by $19.1 million, or 5.0%, to $366.1 million for the year ended December 31, 2023 from $385.2 million for the year ended December 31, 2022. Same Store NOI decreased by $16.2 million, or 4.0%, to $385.6 million for the year ended December 31, 2023 from $401.8 million for the year ended December 31, 2022.

During the year ended December 31, 2023, the Company leased 739,510 square feet, of which the Company’s share was 597,210 square feet that was leased at a weighted average initial rent of $78.84 per square foot. This leasing activity, offset by lease expirations during the year, decreased leased occupancy and same store leased occupancy by 360 basis points to 87.7% at December 31, 2023 from 91.3% at December 31, 2022. The 360 basis point decrease in leased occupancy was driven primarily by the scheduled expiration of (i) Credit Agricole’s lease in February 2023 at 1301 Avenue of the Americas in the Company’s New York portfolio and (ii) Uber’s lease in July 2023 at Market Center in the Company’s San Francisco portfolio.

Of the 739,510 square feet leased during the year, 511,789 square feet represented the Company’s share of second generation space for which mark-to-markets were positive 0.1% on a GAAP basis and negative 2.8% on a cash basis. The weighted average lease term for leases signed during the year was 9.6 years and weighted average tenant improvements and leasing commissions on these leases were $11.62 per square foot per annum, or 14.7% of initial rent.

Guidance

The Company is providing, in its Supplemental Information for the quarter ended December 31, 2023, its Estimated Core FFO Guidance for the full year of 2024, which is reconciled to estimated net loss attributable to common stockholders in accordance with GAAP. The Supplemental Information for the quarter ended December 31, 2023 can be found on the Company’s website at www.pgre.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms; dependence on tenants’ financial condition; the risk we may lose a major tenant or that a major tenant may be adversely impacted by market and economic conditions, including elevated inflation and interest rates; trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing; the uncertainties of real estate development, acquisition and disposition activity; the ability to effectively integrate acquisitions; fluctuations in interest rates and the costs and availability of financing; the ability of our joint venture partners to satisfy their obligations; the effects of local, national and international economic and market conditions and the impact of elevated inflation and interest rates on such market conditions; the effects of acquisitions, dispositions and possible impairment charges on our operating results; the negative impact of any future pandemic, endemic or outbreak of infectious disease on the U.S., regional and global economies and our tenants’ financial condition and results of operations; regulatory changes, including changes to tax laws and regulations; and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs and adjustments, realized and unrealized gains or losses on real estate related fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE’s share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at the property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by the Company in a similar manner during both the current period and prior reporting periods and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended December 31, 2023, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, February 15, 2024 at 10:00 a.m. Eastern Time (ET), during which management will discuss the fourth quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on February 15, 2024 through February 22, 2024 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13743277.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.pgre.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Chief Operating Officer, Chief Financial Officer and Treasurer 212-237-3122 ir@pgre.com	Tom Hennessy Vice President, Investor Relations and Business Development 212-237-3138 ir@pgre.com

Media:

212-492-2285

pr@pgre.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	December 31, 2023	December 31, 2022
Real estate, at cost:
Land	$1,966,237	$1,966,237
Buildings and improvements	6,250,379	6,177,540
	8,216,616	8,143,777
Accumulated depreciation and amortization	(1,471,819)	(1,297,553)
Real estate, net	6,744,797	6,846,224
Cash and cash equivalents	428,208	408,905
Restricted cash	81,391	40,912
Accounts and other receivables	18,053	23,866
Real estate related fund investments	775	105,369
Investments in unconsolidated real estate related funds	4,549	3,411
Investments in unconsolidated joint ventures	132,239	393,503
Deferred rent receivable	351,209	346,338
Deferred charges, net	108,751	120,685
Intangible assets, net	68,005	90,381
Other assets	68,238	73,660
Total assets	$8,006,215	$8,453,254

Liabilities:
Notes and mortgages payable, net	$3,803,484	$3,840,318
Revolving credit facility	-	-
Accounts payable and accrued expenses	114,463	123,176
Dividends and distributions payable	8,360	18,026
Intangible liabilities, net	28,003	36,193
Other liabilities	37,017	24,775
Total liabilities	3,991,327	4,042,488
Equity:
Paramount Group, Inc. equity	3,203,285	3,592,291
Noncontrolling interests in:
Consolidated joint ventures	413,925	402,118
Consolidated real estate related funds	110,589	173,375
Operating Partnership	287,089	242,982
Total equity	4,014,888	4,410,766
Total liabilities and equity	$8,006,215	$8,453,254

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Rental revenue	$181,736	$176,404	$711,470	$702,819
Fee and other income	10,735	7,624	31,318	37,558
Total revenues	192,471	184,028	742,788	740,377
Expenses:
Operating	77,076	70,102	293,965	277,422
Depreciation and amortization	68,866	61,211	250,644	232,517
General and administrative	15,679	13,986	61,986	59,487
Transaction related costs	99	89	422	470
Total expenses	161,720	145,388	607,017	569,896
Other income (expense):
Loss from real estate related fund investments	(59,341)	(2,233)	(96,375)	(2,233)
Income (loss) from unconsolidated real estate related funds	45	(1,864)	(822)	(1,239)
Loss from unconsolidated joint ventures	(207,160)	(37,925)	(270,298)	(53,251)
Interest and other income, net	4,830	2,567	14,837	5,174
Interest and debt expense	(40,550)	(37,060)	(152,990)	(143,864)
Loss before income taxes	(271,425)	(37,875)	(369,877)	(24,932)
Income tax expense	(302)	(1,706)	(1,426)	(3,265)
Net loss	(271,727)	(39,581)	(371,303)	(28,197)
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(4,585)	(1,598)	(20,464)	(13,981)
Consolidated real estate related funds	52,383	665	109,795	3,342
Operating Partnership	18,379	2,637	22,228	2,433
Net loss attributable to common stockholders	$(205,550)	$(37,877)	$(259,744)	$(36,403)

Per Share:
Basic	$(0.95)	$(0.17)	$(1.20)	$(0.16)
Diluted	$(0.95)	$(0.17)	$(1.20)	$(0.16)

Weighted average common shares outstanding:
Basic	217,071,959	218,583,895	216,922,235	221,309,938
Diluted	217,071,959	218,583,895	216,922,235	221,309,938

Paramount Group, Inc.

Reconciliation of Net Loss to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Reconciliation of Net Loss to FFO and Core FFO:
Net loss	$(271,727)	$(39,581)	$(371,303)	$(28,197)
Real estate depreciation and amortization (including our
share of unconsolidated joint ventures)	76,723	70,720	286,410	271,789
Our share of non-cash real estate impairment losses
related to unconsolidated joint ventures	201,496	31,685	226,230	31,685
FFO	6,492	62,824	141,337	275,277
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(14,774)	(11,565)	(59,639)	(51,433)
Consolidated real estate related funds	52,383	659	109,781	3,318
FFO attributable to Paramount Group Operating Partnership	44,101	51,918	191,479	227,162
Less FFO attributable to noncontrolling interests in
Operating Partnership	(3,620)	(3,380)	(13,481)	(17,063)
FFO attributable to common stockholders	$40,481	$48,538	$177,998	$210,099
Per diluted share	$0.19	$0.22	$0.82	$0.95

FFO	$6,492	$62,824	$141,337	$275,277
Non-core items:
Adjustments for realized and unrealized gains and losses on
consolidated and unconsolidated real estate related
fund investments, including residential condominium
units at One Steuart Lane	61,859	4,238	137,387	7,560
Adjustments to equity in earnings of unconsolidated
joint ventures	(2,326)	561	(6,866)	855
Other, net	492	2,716	1,440	3,097
Core FFO	66,517	70,339	273,298	286,789
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(14,774)	(11,565)	(59,639)	(51,433)
Consolidated real estate related funds	(1,477)	(625)	(10,503)	(1,006)
Core FFO attributable to Paramount Group
Operating Partnership	50,266	58,149	203,156	234,350
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(4,126)	(3,785)	(14,354)	(17,526)
Core FFO attributable to common stockholders	$46,140	$54,364	$188,802	$216,824
Per diluted share	$0.21	$0.25	$0.87	$0.98

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	217,071,959	218,583,895	216,922,235	221,309,938
Effect of dilutive securities	77,069	59,378	20,527	31,487
Denominator for FFO and Core FFO per diluted share	217,149,028	218,643,273	216,942,762	221,341,425

Paramount Group, Inc.

Reconciliation of Net Loss to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Reconciliation of Net Loss to Same Store NOI and Same Store Cash NOI:
Net loss	$(271,727)	$(39,581)	$(371,303)	$(28,197)
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	68,866	61,211	250,644	232,517
General and administrative	15,679	13,986	61,986	59,487
Interest and debt expense	40,550	37,060	152,990	143,864
Income tax expense	302	1,706	1,426	3,265
Loss from real estate related fund investments	59,341	2,233	96,375	2,233
NOI from unconsolidated joint ventures (excluding One Steuart Lane)	7,026	10,782	37,360	45,141
Loss from unconsolidated joint ventures	207,160	37,925	270,298	53,251
Fee income	(7,491)	(5,327)	(21,597)	(28,421)
Interest and other income, net	(4,830)	(2,567)	(14,837)	(5,174)
Other, net	54	1,953	1,244	1,709
NOI	114,930	119,381	464,586	479,675
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(22,397)	(19,247)	(89,948)	(82,587)
PGRE's share of NOI	92,533	100,134	374,638	397,088
Lease termination income	(766)	-	(8,070)	(1,875)
Non-cash write-offs of straight-line rent receivables	363	445	14,413	2,425
Redevelopment and other, net	1,939	829	4,629	4,136
PGRE's share of Same Store NOI	$94,069	$101,408	$385,610	$401,774

NOI	$114,930	$119,381	$464,586	$479,675
Add (subtract) adjustments to arrive at Cash NOI:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(4,476)	(5,746)	(6,166)	(14,034)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(1,912)	(1,984)	(8,099)	(5,099)
Cash NOI	108,542	111,651	450,321	460,542
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(20,737)	(16,147)	(80,809)	(77,341)
PGRE's share of Cash NOI	87,805	95,504	369,512	383,201
Lease termination income	(766)	-	(8,070)	(1,875)
Redevelopment and other, net	1,969	1,266	4,682	3,921
PGRE's share of Same Store Cash NOI	$89,008	$96,770	$366,124	$385,247